SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2014

CENTOR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52970	30-0766257
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1801 Lee Rd, Ste 265
Winter Park, FL 32789
(Address of principal executive offices)

(866) 491-3128
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Centor Energy, Inc.
Form 8-K
Current Report

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

On March 12, 2014, Centor Energy, Inc. (the "Company") received notification from a third party that Mr. J. Michael Sullivan resigned from his positions as President, Chief Executive Officer and a director of the Company as of February 24, 2014.

We are providing Mr. Sullivan with a copy of this Current Report concurrent with this filing. Should any subsequent communications with him regarding his decision to resign reveal any disagreement between him, on one hand, and the Registrant, on the other hand, the Board of Directors of the Company or any executive officer of the Company regarding our operations, policies or practices, we will amend this Report accordingly to disclose any such disagreement.

Appointment of Officer

On March 13, 2014, following the resignation of Mr. Sullivan as President/CEO and Director, Mr. Fred DaSilva was appointed as President and CEO of the Registrant, to fill the vacated positions of Mr. Sullivan.

Biographical Information

Frederick DaSilva
He has been directly involved in raising investment capital for several companies in the Mining and resource sector, ranging from start-up companies to emerging high growth public companies. ). Mr.DaSilva Holds a Degree in BA from Concordia University majoring in Finance and Marketing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centor Energy, Inc.

Date: March 13, 2014	By:	/s/ Frederick DaSilva
	Name:	Frederick DaSilva
	Title:	President and Chief Executive Officer

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